UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     May 4, 2022

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2450 N St NW, Washington, DC	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     202-295-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2022, Cogent Communications Holdings, Inc. (the “Company”) announced the appointment of Ms. Deneen Howell as a director of the Company. As indicated in the Company’s proxy statement for the 2022 annual meeting, the Company’s board of directors has appointed Ms. Howell as a director upon stockholder approval of an amendment to the Company’s bylaws increasing the size of the board of directors.

Deneen Howell, age 50, is an attorney in private practice and has been practicing since 1998. Ms. Howell’s practice includes advising former government officials, senior executives, public speakers, broadcasters and journalists (many of whom also are authors) in their professional pursuits; and counseling privately held businesses and non-profit organizations in employment and publishing-related matters. Ms. Howell also has an extensive executive compensation practice where she represents top executives as well as fiduciary and advisory board members of public and privately-held companies. Ms. Howell serves as co-chair of her firm’s Transactions and Business Counseling practice, and its Employment Counseling practice group and as chair of its Budget Committee. Ms. Howell is a graduate of Yale University and Stanford Law School. Ms. Howell’s expected appointment is based upon her extensive experience in the areas of media and content development, executive compensation, internal corporate compliance and corporate governance.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the annual meeting on May 4, 2022, the stockholders of the Company voted to approve an amendment to the Bylaws of the Company, which is referenced as Exhibit 3.1 hereto and incorporated by reference.

Item 5.07        Submission of Matters to a Vote of Security Holders.

On May 4, 2022, the Company held its Annual Meeting at 2450 N Street NW, Washington, DC 20037.  Out of 47,984,156 shares outstanding and authorized to vote at the Annual Meeting as of the record date of March 1, 2021, proxies representing 44,365,911 shares, or more than 92% of outstanding shares, were voted.

Under the first proposal, each of the following nominees were elected to the Company’s Board of Directors, to hold office until his or her successor is elected and qualified, with the following voting results:

David Schaeffer:	FOR: 41,270,743	AGAINST:	749,496	ABSTAIN:	12,837
D. Blake Bath:	FOR: 41,033,709	AGAINST:	987,344	ABSTAIN:	12,023
Steven D. Brooks:	FOR: 40,336,212	AGAINST:	1,683,554	ABSTAIN:	13,310
Paul de Sa	FOR: 41,975,792	AGAINST:	44,130	ABSTAIN:	13,154
Lewis H. Ferguson, III:	FOR: 41,088,267	AGAINST:	930,827	ABSTAIN:	13,982
Sheryl Kennedy:	FOR: 41,570,815	AGAINST:	448,973	ABSTAIN:	13,288
Marc Montagner:	FOR: 39,410,924	AGAINST:	2,608,668	ABSTAIN:	13,484

Broker non-votes for the first proposal were 2,332,835 shares.

Stockholders approved the second proposal, approval of the Company’s Amended and Restated Bylaws to amend Section 12 to increase the size of the Board of Directors to nine (9) directors The vote on this second proposal was as follows: FOR: 41,947,603; AGAINST: 75,161; ABSTAIN: 10,312. Broker non-votes for this third proposal were 2,332,835 shares.

Stockholders approved the third proposal, ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022.  The vote on this second proposal was as follows:  FOR: 41,971,023; AGAINST: 2,387,269; ABSTAIN: 7,619.  Broker non-votes for this second proposal were zero (0) shares.

Stockholders approved the fourth proposal, an advisory vote to approve named executive officer compensation.  The vote on this fourth proposal was as follows:  FOR: 39,640,462; AGAINST: 2,359,708; ABSTAIN: 32,906.  Broker non-votes for this fourth proposal were 2,332,835 shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Cogent Communications Holdings, Inc. (as of May 4, 2022) (filed herewith and incorporated herein by reference).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

May 4, 2022	By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer